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                                                                       Exhibit 7



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 8 to the Registration Statement (Form S-6 No. 333-42507) pertaining to the Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 15, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2002, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.


                                       /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 19, 2002